FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2018 Financial Results
Announces Intent to Acquire Packet Design to Accelerate Automation Software Strategy

HANOVER, Md. - May 31, 2018 - Ciena® Corporation (NYSE: CIEN)

•	Q2 Revenue: $730.0 million, increasing 3% year over year

•	Q2 Net Income per Share: $0.09 GAAP; $0.23 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 1.4 million shares of common stock for an aggregate price of $33.4 million during the quarter

Ciena, a network strategy and technology company, today announced unaudited financial results for its fiscal second quarter ended April 30, 2018.

Ciena President and CEO Gary B. Smith remarked: "We delivered strong revenue and record order flow in the second quarter as we continue to broaden our leadership and capture market share. Gross margin was impacted by several new, international service provider deployments in their early stages; however, we are confident in our ability to return to our normalized gross margin levels. We anticipate strong revenue growth in the second half of fiscal 2018 and we remain confident in our three-year financial targets."

For the fiscal second quarter 2018, Ciena reported revenue of $730.0 million as compared to $707.0 million for the fiscal second quarter 2017.

Ciena's GAAP net income for the fiscal second quarter 2018 was $13.9 million, or $0.09 per diluted common share, which compares to a GAAP net income of $38.0 million, or $0.25 per diluted common share, for the fiscal second quarter 2017.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2018 was $33.8 million, or $0.23 per diluted common share, which compares to an adjusted (non-GAAP) net income of $48.2 million, or $0.30 per diluted common share, for the fiscal second quarter 2017.

Fiscal Second Quarter 2018 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendix A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q2	Q2	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$730.0	$707.0	3.3%
Gross margin	40.2%	45.0%	(4.8)%
Operating expense	$261.2	$260.4	0.3%
Operating margin	4.4%	8.2%	(3.8)%

	Non-GAAP Results
	Q2	Q2	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$730.0	$707.0	3.3%
Adj. gross margin	40.7%	45.7%	(5.0)%
Adj. operating expense	$240.6	$234.6	2.6%
Adj. operating margin	7.7%	12.5%	(4.8)%
Adj. EBITDA	$77.1	$107.6	(28.3)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2018		Q2 FY 2017
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$527.9	72.4	$505.2	71.4
Packet Networking	63.8	8.7	66.3	9.4
Total Networking Platforms	591.7	81.1	571.5	80.8

Software and Software-Related Services
Software Platforms	12.5	1.7	13.1	1.9
Software-Related Services	26.2	3.6	24.6	3.5
Total Software and Software-Related Services	38.7	5.3	37.7	5.4

Global Services
Maintenance Support and Training	60.9	8.3	58.2	8.2
Installation and Deployment	28.2	3.9	28.7	4.1
Consulting and Network Design	10.5	1.4	10.9	1.5
Total Global Services	99.6	13.6	97.8	13.8

Total	$730.0	100.0	$707.0	100.0

Additional Performance Metrics for Fiscal Second Quarter 2018

	Revenue by Geographic Region
	Q2 FY 2018		Q2 FY 2017
	Revenue	% **	Revenue	% **
North America	$431.2	59.1	$424.4	60.0
Europe, Middle East and Africa	121.7	16.7	105.8	15.0
Caribbean and Latin America	25.1	3.4	33.9	4.8
Asia Pacific	152.0	20.8	142.9	20.2
Total	$730.0	100.0	$707.0	100.0
** Denotes % of total revenue

•	U.S. customers contributed 53.8% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 12% of total revenue

•	Cash and investments totaled $979.6 million

•	Cash flow from operations totaled $37.4 million

•	Free cash flow totaled $31.1 million

•	Average days' sales outstanding (DSOs) were 80

•	Accounts receivable balance was $647.4 million

•	Inventories totaled $231.3 million, including:

◦	Raw materials: $48.4 million

◦	Work in process: $13.2 million

◦	Finished goods: $165.7 million

◦	Deferred cost of sales: $55.2 million

◦	Reserve for excess and obsolescence: $(51.2) million

•	Product inventory turns were 6.4

•	Headcount totaled 5,688

Acquisition of Packet Design
Ciena also announced today that it has entered into a definitive agreement to acquire privately-held Packet Design, LLC, a provider of network performance management software focused on Layer 3 network optimization, topology and route analytics. The acquisition is intended to accelerate Ciena's Blue Planet software strategy, extending its intelligent automation capabilities into IP with critical new features that help customers optimize service delivery and maximize network utilization.

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2018 Results
Today, Thursday, May 31, 2018, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website supporting materials for its unaudited fiscal second quarter 2018 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's fiscal third quarter outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered strong revenue and record order flow in the second quarter as we continue to broaden our leadership and capture market share."; "Gross margin was impacted by several new, international service provider deployments in their early stages; however, we are confident in our ability to return to our normalized gross margin levels."; "We anticipate strong revenue growth in the second half of fiscal 2018 and we remain confident in our three-year financial targets."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act, changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's periodic reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on March 7, 2018 and its Annual Report on Form 10-K filed with the SEC on December 22, 2017. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Revenue:
Products	$604,226	$584,630	$1,129,835	$1,091,623
Services	125,752	122,392	246,278	236,896
Total revenue	729,978	707,022	1,376,113	1,328,519
Cost of goods sold:
Products	372,568	327,295	685,688	614,106
Services	64,103	61,487	125,353	122,388
Total cost of goods sold	436,671	388,782	811,041	736,494
Gross profit	293,307	318,240	565,072	592,025
Operating expenses:
Research and development	116,924	121,623	235,448	238,492
Selling and marketing	97,359	88,551	185,874	173,553
General and administrative	38,976	34,990	77,382	70,854
Amortization of intangible assets	3,623	10,980	7,246	25,531
Significant asset impairments and restructuring costs	4,359	4,276	10,320	6,671
Total operating expenses	261,241	260,420	516,270	515,101
Income from operations	32,066	57,820	48,802	76,924
Interest and other income (loss), net	1,296	(2,918)	2,871	(2,548)
Interest expense	(13,031)	(13,308)	(26,765)	(28,511)
Income before income taxes	20,331	41,594	24,908	45,865
Provision for income taxes [1]	6,475	3,568	484,415	3,978
Net income (loss)	$13,856	$38,026	$(459,507)	$41,887

Net Income(loss) per Common Share
Basic net income(loss) per common share	$0.10	$0.27	$(3.19)	$0.30
Diluted net income(loss) per potential common share [2]	$0.09	$0.25	$(3.19)	$0.29

Weighted average basic common shares outstanding	143,975	141,743	143,948	141,223
Weighted average dilutive potential common shares outstanding [3]	147,973	165,273	143,948	147,842

1. The provision for income taxes for fiscal 2018 is primarily related to the enactment of the Tax Cuts and Jobs Act. These amounts are provisional and reflect management’s current estimates and current interpretations of the Tax Cuts and Jobs Act. These amounts may require adjustment in future periods as additional guidance under the Tax Cuts and Jobs Act becomes available and analysis of its provisions is completed. As of April 30, 2018, Ciena has net deferred tax assets of approximately $734.8 million, and consequently, over the near term, Ciena's cash taxes will continue to be primarily related to state taxes and tax expense of Ciena's foreign subsidiaries, which amounts have not historically been significant. Ciena's foreign and domestic income tax expense for the second quarter of fiscal 2018 and 2017 expected to be paid using cash was $2.0 million and $3.6 million, respectively. Ciena's foreign and domestic income tax expense for the six months ended April 30, 2018 and 2017 expected to be paid using cash was $3.0 million and $4.0 million, respectively.

2. The calculation of GAAP diluted net income per common share for the second quarter of fiscal 2017 requires adding back interest expense of approximately $0.5 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, and approximately $3.6 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
The calculation of GAAP diluted net income per common share for the first six months of fiscal 2017 requires adding back interest expense of approximately $1.1 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
3. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and restricted stock units and 2.7 million shares underlying Ciena's "New" 3.75% convertible senior notes, due October 15, 2018.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2017 includes 1.3 million shares underlying certain stock options and restricted stock units, 4.9 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017 and 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2017 includes 1.4 million shares underlying certain stock options and restricted stock units and 5.2 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$652,096	$640,513
Short-term investments	268,584	279,133
Accounts receivable, net	647,380	622,183
Inventories	231,338	267,143
Prepaid expenses and other	186,024	197,339
Total current assets	1,985,422	2,006,311
Long-term investments	58,895	49,783
Equipment, building, furniture and fixtures, net	298,631	308,465
Goodwill	267,442	267,458
Other intangible assets, net	90,573	100,997
Deferred tax asset, net	734,824	1,155,104
Other long-term assets	70,767	63,593
Total assets	$3,506,554	$3,951,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$264,398	$260,098
Accrued liabilities and other short-term obligations	270,231	322,934
Deferred revenue	101,918	102,418
Current portion of long-term debt	353,208	352,293
Total current liabilities	989,755	1,037,743
Long-term deferred revenue	76,725	82,589
Other long-term obligations	110,417	111,349
Long-term debt, net	585,538	583,688
Total liabilities	$1,762,435	$1,815,369
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 143,427,976 and 143,043,227 shares issued and outstanding	1,434	1,430
Additional paid-in capital	6,810,226	6,810,182
Accumulated other comprehensive income (loss)	(5,072)	(11,017)
Accumulated deficit	(5,062,469)	(4,664,253)
Total stockholders’ equity	1,744,119	2,136,342
Total liabilities and stockholders’ equity	$3,506,554	$3,951,711

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2018	2017
Cash flows provided by operating activities:
Net income (loss)	$(459,507)	$41,887
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	41,400	35,548
Share-based compensation costs	26,559	24,830
Amortization of intangible assets	11,824	33,466
Deferred taxes	481,401	—
Provision for inventory excess and obsolescence	14,977	19,623
Provision for warranty	10,565	2,347
Other	12,645	10,416
Changes in assets and liabilities:
Accounts receivable	(28,055)	9,381
Inventories	20,420	(95,554)
Prepaid expenses and other	2,623	(15,054)
Accounts payable, accruals and other obligations	(55,986)	(24,974)
Deferred revenue	(5,736)	3,832
Net cash provided by operating activities	73,130	45,748
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(31,946)	(60,328)
Restricted cash	54	—
Purchase of available for sale securities	(198,026)	(179,833)
Proceeds from maturities of available for sale securities	200,000	180,000
Settlement of foreign currency forward contracts, net	132	(2,965)
Purchase of cost method investment	(767)	—
Net cash used in investing activities	(30,553)	(63,126)
Cash flows used in financing activities:
Payment of long term debt	(2,000)	(47,296)
Payment for modification of term loans	—	(93,625)
Payment of capital lease obligations	(1,868)	(1,528)
Repurchases of common stock-repurchase program	(38,036)	—
Proceeds from issuance of common stock	11,804	10,345
Net cash used in financing activities	(30,100)	(132,104)
Effect of exchange rate changes on cash and cash equivalents	(894)	490
Net increase (decrease) in cash and cash equivalents	11,583	(148,992)
Cash and cash equivalents at beginning of period	640,513	777,615
Cash and cash equivalents at end of period	$652,096	$628,623
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$21,843	$23,439
Cash paid during the period for income taxes, net	$15,136	$11,379
Non-cash investing activities
Purchase of equipment in accounts payable	$3,226	$3,818
Building subject to capital lease	$—	$20,695
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,111	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended April 30,
	2018	2017
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$293,307	$318,240
Share-based compensation-products	824	708
Share-based compensation-services	722	679
Amortization of intangible assets	2,289	3,623
Total adjustments related to gross profit	3,835	5,010
Adjusted (non-GAAP) gross profit	$297,142	$323,250
Adjusted (non-GAAP) gross profit percentage	40.7%	45.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$261,241	$260,420
Share-based compensation-research and development	3,796	3,653
Share-based compensation-sales and marketing	3,760	3,513
Share-based compensation-general and administrative	5,109	3,417
Amortization of intangible assets	3,623	10,980
Significant asset impairments and restructuring costs	4,359	4,276
Total adjustments related to operating expense	20,647	25,839
Adjusted (non-GAAP) operating expense	$240,594	$234,581

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$32,066	$57,820
Total adjustments related to gross profit	3,835	5,010
Total adjustments related to operating expense	20,647	25,839
Total adjustments related to income from operations	24,482	30,849
Adjusted (non-GAAP) income from operations	$56,548	$88,669
Adjusted (non-GAAP) operating margin percentage	7.7%	12.5%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$13,856	$38,026
Exclude GAAP provision for income taxes	6,475	3,568
Income before income taxes	$20,331	$41,594
Total adjustments related to income from operations	24,482	30,849
Non-cash interest expense	759	526
Modification of debt	—	2,924
Adjusted income before income taxes	$45,572	$75,893
Non-GAAP tax provision on adjusted income before income taxes	11,789	27,701
Adjusted (non-GAAP) net income	$33,783	$48,192

Weighted average basic common shares outstanding	143,975	141,743
Weighted average dilutive potential common shares outstanding [1]	151,011	174,471

Net Income per Common Share
GAAP diluted net income per common share	$0.09	$0.25
Adjusted (non-GAAP) diluted net income per common share [2]	$0.23	$0.30

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and restricted stock units, 2.7 million shares underlying Ciena's "New" 3.75% convertible senior notes, due October 15, 2018 and 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2017 includes 1.3 million shares underlying certain stock options and restricted stock units, 4.9 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2017 requires adding back interest expense of approximately $0.3 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017, approximately $2.3 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 and approximately $1.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended April 30,
	2018	2017
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$13,856	$38,026
Add: Interest expense	13,031	13,308
Less: Interest and other income (loss), net	1,296	(2,918)
Add: Provision for income taxes	6,475	3,568
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	20,567	18,849
Add: Amortization of intangible assets	5,912	14,602
EBITDA	$58,545	$91,271
Add: Shared-based compensation cost	14,166	12,005
Add: Significant asset impairments and restructuring costs	4,359	4,276
Adjusted EBITDA	$77,070	$107,552

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•	Modification of debt - costs incurred as a result of the modification of debt to refinance then existing term loans.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 25.87% for the second fiscal quarter of 2018, and 36.5% for the second fiscal quarter of 2017. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.